HEIN + ASSOCIATES LLP
CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS WITH
OFFICES IN DENVER, HOUSTON, DALLAS AND LOS ANGELES

717 SEVENTEENTH STREET, SUITE 1600
DENVER, CO  80202-3330
PHONE:  (303) 298-9600
FAX:    (303) 298-8118


                         INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in the registration statement of Foreland Corporation on Form S-3 of our report dated March 14, 1997, on our audits of the consolidated financial statements of Foreland Corporation, as of December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, which report is included in the Company's Annual Report on Form 10-K.


/s/ Hein + Associates LLP

HEIN + ASSOCIATES LLP

Denver, Colorado
October 8, 1997